FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.  Name of Purchasing Portfolio:  BlackRock High Yield Bond Portfolio
2.	Issuer:    IMCO Recycling Inc. (rate-9.00%, due-11/15/14 )
3.	Date of Purchase:  10/29/04
4.	Underwriter from whom purchased:  Deutsche Bank Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the Trust's
procedures) managing or participating in syndicate: PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $525,000 (total offering:  $125 million)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $1.925 million
8.	Purchase price (net of fees and expenses):  100.00
9.	Date offering commenced:  10/29/04
10.	Offering price at end of first day on which any sales
were made:  103.125
11.	Have the following conditions been satisfied:
a.	The securities are part of an issue
		registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering.   YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                  YES

	c.	The underwriting was a firm commitment
		underwriting.                                 YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.     YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).    YES

Approved: (s)James Keenan       Date:   10/29/04




FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:
BlackRock New Jersey Tax-Free Portfolio
2.	Issuer:   NJ EDA CIG TAX (rate- 5.50%, due- 6/15/24 )
3.	Date of Purchase:  10/07/04
4.	Underwriter from whom purchased:  Citigroup Capital Markets Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $5.0 million (total offering:  $1.46 billion)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $83.115 million
8.	Purchase price (net of fees and expenses):  97.991
9.	Date offering commenced:  10/07/04
10.	Offering price at end of first day on which any sales
were made:  100.875
11.	Have the following conditions been satisfied:
	a.	The securities are part of an issue
		registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an
		Eligible Foreign Offering or are securities sold
		in an Eligible Rule 144A Offering.                 YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                      YES

	c.	The underwriting was a firm commitment
		underwriting.                                     YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.        YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).        YES

Approved:  (s)James Pruskowski        Date:       10/07/04




FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock New Jersey
Tax-Free Portfolio
2.	Issuer:   NJ EDA CIG TAX (rate- 5.75%, due- 6/15/34 )
3.	Date of Purchase:  10/07/04
4.	Underwriter from whom purchased:  Citigroup Capital Markets Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate:
PNC Capital Markets
6.	Aggregate principal amount of purchase (out of total
offering):   $3,615,000 (total offering:  $1.46 billion)
7.	Aggregate principal amount of purchase by funds
advised by BlackRock (out of total offering):  $83.115 million
8.	Purchase price (net of fees and expenses):  97.491
9.	Date offering commenced:  10/07/04
10.	Offering price at end of first day on which any sales
were made:  100.875
11.	Have the following conditions been satisfied:
a.	The securities are part of an issue
		registered under the Securities Act of
		1933, as amended, which is being offered
		to the public, or are Eligible Municipal
		Securities, or are securities sold in an Eligible
		Foreign Offering or are securities sold in an
		Eligible Rule 144A Offering.                         YES

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                       YES

	c.	The underwriting was a firm commitment
		underwriting.                                     YES

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.         YES

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).        YES

Approved: (s)James McGinley         Date:       10/07/04